NEWS RELEASE	Exhibit 99.1

HECLA REPORTS RECORD SILVER, LEAD AND ZINC RESERVES INCREASES OF 11%, 5% AND 8%, RESPECTIVELY

FOR IMMEDIATE RELEASE

February 5, 2020

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today reported the highest silver, lead, and zinc reserves in its 129-year history and provided an update on its exploration programs during the fourth quarter of 2019.

Highlights

●	Company-wide reserves increased 11% for silver ounces including 22% more silver ounces at Greens Creek, reflecting a commitment to exploration and improved data use.
●	High-grade intersections drilled at Greens Creek and Casa Berardi.
●	Reserve price assumptions of $14.50/oz silver (expected to be among the lowest in the industry), $1,300/oz gold, $1.15/lb zinc and $0.90/lb lead.

“The foundation of value creation for any mining company is increasing reserves, and Hecla’s silver, lead and zinc reserves are the most in our 129-year history,” said Phillips S. Baker, Jr., President and CEO. “Despite using what we believe is the industry’s most conservative price assumption and spending our second lowest amount on exploration in the last 10 years, Hecla grew silver reserves 11% last year with Greens Creek having its most reserves since 2001. We expect our exploration programs over the next few years to further add reserves across the Company.”

RESERVES AND RESOURCES

Hecla replaced silver production in 2019 (15.4 million silver ounces contained) and proven and probable reserves increased 11%, despite using $14.50/oz for the reserve calculation. In the last 12 years, Hecla has not only replaced silver production but added another 234 million ounces through exploration (Figure 1). Both zinc and lead production were replaced, and reserves increased by 8% and 5%, respectively. About 60% of gold production was replaced (341,064 gold ounces contained) and proven and probable reserves decreased only 5% over 2018; gold reserves were calculated at $1,300/oz.

Measured and indicated silver ounces increased 4% to a record 217 million ounces, an increase of 9 million ounces over 2018 with increases at Greens Creek, Lucky Friday, and San Sebastian. Measured and indicated gold ounces decreased 19% to 5.8 million ounces, a reduction of 1.34 million ounces over 2018 due to conversion and reclassification of some resources at Casa Berardi and Fire Creek to inferred. Inferred silver resources decreased 2% to 457 million ounces, a reduction of 8.3 million ounces due to decreases at Greens Creek, San Sebastian, and the Nevada properties. Inferred gold resources increased 35% to 4.9 million ounces with the 1.3 million ounce gain primarily due to reclassification of some resources at Casa Berardi and Fire Creek.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	1

Greens Creek

At Greens Creek, the 846,076 tons processed at the mill in 2019 contained 12.4 million ounces of silver, 81,223 ounces of gold, 62,863 tons of zinc, and 24,704 tons of lead. Silver, gold and base metal production was replaced, and silver, gold, zinc, and lead reserves increased by 22%, 11%, 10%, and 16%, respectively, over 2018 reserves. The current proven and probable silver and gold reserves are the highest total reserve since 2001.

The current mine plan accesses higher-grade ore in the earlier years of the mine plan from existing workings which reduces the required development investment. In addition, the mine life from only reserves is expected to be to 2031.

Casa Berardi

At Casa Berardi, the 1,378,065 tons processed at the mill contained approximately 165,368 ounces of gold, with 57% of the milled tonnage coming from underground and 43% of the milled tonnage coming from the East Mine Crown Pillar (EMCP) Pit. Proven and probable gold reserves decreased approximately 10% to 1.72 million ounces and reserve tonnage at Casa Berardi decreased 4% to 20.6 million tons over 2018. There was an overall reduction in underground reserves of 105,600 gold ounces and a decrease of open pit reserves of 83,100 gold ounces compared to 2018. Most of these decreases were due to mining depletion. Hecla has mined over 1 million ounces of gold at Casa Berardi since acquisition in 2013.

Measured and indicated gold resources decreased 12% from 2018 levels as gains from underground drilling were offset by decreases in the Pit areas. The largest decreases were a result of conversion to underground reserves of the 148 Zone and reclassification of some resources to Inferred below the 160 Pit. Inferred gold resources increased 49% from 2018 levels.

San Sebastian

At San Sebastian, the 174,713 tons processed at the mill contained 2.06 million ounces of silver and 18,520 ounces of gold. Proven and probable reserves are currently 881,400 ounces of silver and 7,600 ounces of gold. At the end of the year there was an ore stockpile containing 165,800 silver ounces and 2,700 ounces of gold. The total underground reserves in the Middle Vein are 597,800 ounces silver and 2,400 ounces gold and represent 68% and 32% of the silver and gold reserves, respectively. The total open pit reserves in the North Vein are 117,800 ounces silver and 2,500 ounces gold and represent 13% and 33% of the silver and gold reserves, respectively.

Indicated resources increased from 2018 by 44% to 17.9 million ounces for silver and 42% to 154,500 ounces for gold. Indicated resources are separated into ‘Oxide’ and ‘Polymetallic’ mineral styles; oxide is cyanide-amenable material and polymetallic is base-metal-sulfide-rich material amenable to a flotation milling process. The ‘Oxide’ portion of the measured and indicated resources contain 56% of the silver (9.98 million oz) and 88% of the gold (135,400 oz). The recently discovered El Toro Vein system south of the main mining area contains 52% of the ‘Oxide’ silver (5.23 million oz) and 38% of the ‘Oxide’ gold (51,800 oz) in the measured and indicated class. Polymetallic resources represent 44% of the silver and 12% of the measured and indicated gold resources and have associated lead, zinc, and copper. Inferred resources are essentially unchanged from 2018 with 22.2 million ounces of silver and 147,300 ounces of gold. ‘Oxide’ resources account for 84% of the silver and 95% of the gold in the Inferred resource.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	2

Open pit mining continued in 2019 in the expanded North Pit to the west and at depth and an additional smaller ‘satellite pit’ to the west and mining of this pit is expected to continue into 2020. New high-grade, precious metal resources on the El Toro Vein south of the main mining area are being evaluated for open pit and underground mining. Test mining and milling of the polymetallic resource in the Hugh Zone of the Francine Vein during 2019 produced encouraging results for possible conversion to reserves during 2020.

Lucky Friday

At Lucky Friday, the 57,091 tons processed at the mill contained approximately 675,387 ounces of silver, 4,487 tons of lead, and 2,426 tons of zinc. Proven and probable reserves are currently 80.3 million ounces of silver, 505,740 tons of lead and 223,520 tons of zinc and are essentially unchanged from 2018. Measured and indicated resources have increased 10% to 82.4 million ounces for silver, 8% to 523,670 tons for lead and 7% to 276,660 tons for zinc. Inferred resources increased slightly year-over-year and include 26.2 million ounces of silver (+5%), 190,500 tons of lead (+5%) and 82,250 tons of zinc (+11%).

Nevada

Mill production in Nevada during 2019 was 210,397 tons containing 75,953 ounces of gold and 345,051 ounces of silver.

Proven and probable reserves at Fire Creek are 54,100 ounces of gold and 50,600 ounces of silver and are a reduction from year-end 2018 of 22% for gold and 11% for silver. Measured and indicated underground resources are 182,400 ounces of gold and 176,100 ounces of silver and inferred resources are 278,200 ounces of gold and 294,900 ounces of silver.

There are currently no mineral reserves at Hollister or Midas. At Hollister, measured and indicated resources are 164,300 ounces of gold and 785,800 ounces of silver and inferred resources are 184,800 ounces of gold and 1.25 million ounces of silver. At Midas, measured and indicated resources are 287,500 ounces of gold and 3.99 million ounces of silver and inferred resources are 182,800 ounces of gold and 1.49 million ounces of silver.

A breakdown of the Company’s reserves and resources is set out in Table A at the end of this news release.

EXPLORATION

Exploration (excluding corporate development) expenses were $2.2 million, and $15.2 million for the fourth quarter and full year 2019, respectively. This represents a decrease of 74% and 58% from the fourth quarter and full year 2018, respectively. These decreases were primarily the result of reductions in exploration in Nevada with smaller decreases in exploration at all other sites.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	3

Greens Creek – Alaska

At Greens Creek, strong definition drilling assay results received in the fourth quarter have upgraded and expanded the East Ore and 200 South zone resources (Figure 2). In the East Ore Zone (Figure 3), intersections at the north end of the zone, including 56.6 oz/ton silver, 0.13 oz/ton gold, 4.5% zinc and 1.5% lead over 4.3 feet, confirm previously modeled Inferred resource estimates along 150 feet of strike length. In the 200 South Zone, drilling intersections at the northern end of the 200 South Bench over 200 feet of strike length include 16.8 oz/ton silver, 0.24 oz/ton gold, 12.7% zinc and 6.1% lead over 22.4 feet. The focus of the first quarter of 2020 is to further define the East Ore and 200 South zones.

Exploration drilling in the fourth quarter focused on the 200 South Zone (Figure 4) and expanded upper bench mineralization 350 feet and lower contact mineralization 800 feet down plunge from the current resource model. Recent intersections from the upper bench mineralization includes 11.5 oz/ton silver, 0.06 oz/ton gold, 6.6% zinc and 3.6% lead over 15.3 feet and 50.5 oz/ton silver, 0.05 oz/ton gold, 1.5% zinc and 0.7 lead over 12.0 feet. Recent intersections from the lower contact mineralization include 4.5 oz/ton silver, 0.05 oz/ton gold, 7.7% zinc and 3.6% lead over 4.0 feet. Drilling in 2020 is planned to continue defining the East, 9A, West, Upper Plate and 200S zones and explore down-plunge of the Gallagher Zone.

More complete drill assay highlights from Greens Creek can be found in Table B at the end of this release and a presentation showing drill intersection locations is available at the following: http://ir.hecla-mining.com//interactive/newlookandfeel/4130678/Hecla_Q4-2019_ExplorationUpdate.pdf.

Casa Berardi – Quebec

During the fourth quarter, up to seven underground drills were used to refine stope designs, expand reserves and resources in the 113, 118, 119, 124, 128 and 148 zones and confirm further potential at depth and to the east and west (Figure 5). One drill on surface completed in-fill and exploration drilling within and near the proposed 160 Pit (Figure 5) and continues to confirm continuity with the pit outline and expand resource outside of the current pit design.

Drilling in the East Mine focused on defining continuity and expanding mineralization in the high-grade 148 Zone and open pit mineralization within and outside the proposed 160 Pit. Within the 148-01 lens in the 148 Zone, high-grade intersections include 0.48 oz/ton gold over 11.8 feet, 0.89 oz/ton gold over 14.8 feet and 0.47 oz/ton gold over 29.8 feet confirming continuity within the lens (Figures 6 and 7). Drilling in the 160 Zone within and below the current pit outline continues to define broad intervals of mineralization and adding resources with recent intersections including 0.11 oz/ton gold over 113.2 feet and 0.13 oz/ton gold over 68.6 feet.

In the West Mine area, drilling in the 113 and 118 zones targeted multiple lenses along the Casa Berardi Fault in order to extend known mineralization at depth and to the east outside of the current resources. Recent intersections including 0.11 oz/ton gold over 26.2 feet suggest this zone continues to be open at depth. High in the mine, drilling targeted the eastern extension of the stacked 119 Zone ore lenses at the contact between the sediments and volcanics associated with pyritic chert and stacked quartz veins south of the Casa Berardi Fault. Recent intersections include 0.25 oz/ton gold over 29.5 feet including 0.42 oz/ton gold over 5.9 feet and 0.12 oz/ton gold over 37.1 feet.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	4

In the first quarter of 2020, underground drilling is expected to expand and refine resources in 123 Zone in the West Mine and the high-grade 148 Zone in the East Mine. Underground exploration drilling during the year is planned to evaluate the lower extension of the 113-118 and 128 zones in the West Mine and the 146, 148, and 152 zones in the East Mine.

More complete drill assay highlights from Casa Berardi can be found in Table B at the end of the release and a presentation showing drill intersection locations is available at the following: http://ir.hecla-mining.com//interactive/newlookandfeel/4130678/Hecla_Q4-2019_ExplorationUpdate.pdf.

San Sebastian - Mexico

During the quarter, three surface core drill rigs operated at San Sebastian focused on an in-fill drilling program along the shallow, potentially open pit minable, portions of the El Toro and El Toro Hanging Wall veins (Figure 8). Mineralization at the El Toro Vein has been identified over 5,000 feet of strike length and over 900 feet down dip. Recent core drilling includes intersections of 10.7 oz/ton silver and 0.14 oz/ton gold over 16.3 feet, 18.5 oz/ton silver and 0.14 oz/ton gold over 10.6 feet, and 12.1 oz/ton silver and 0.10 oz/ton gold over 14.4 feet (Figure 9).

In the first quarter of 2020, grid pattern Short Vertical Reverse Circulation (SVRC) drilling is planned to continue to explore through cover for new veins and near-surface oxide mineralization by sampling overburden and bedrock west of the current El Toro resource area. During the year, additional exploration core drilling will follow up on additional vein systems near El Toro.

More complete drill assay highlights from San Sebastian can be found in Table B at the end of this release and a presentation showing drill intersection locations is available at the following: http://ir.hecla-mining.com//interactive/newlookandfeel/4130678/Hecla_Q4-2019_ExplorationUpdate.pdf.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Quebec, Canada and Nevada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward looking statements may include, without limitation: expectations that Hecla’s exploration over the next few years could further add reserves across the Company. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of risk factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	5

Cautionary Statements to Investors on Reserves and Resources

Reporting requirements in the United States for disclosure of mineral properties are governed by the SEC and included in the SEC's Securities Act Industry Guide 7, entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (Guide 7). Although the SEC has recently issued new rules rescinding Guide 7, the new rules are not binding until January 1, 2021, and at this time the Company still reports in accordance with Guide 7. However, the Company is also a “reporting issuer” under Canadian securities laws, which require estimates of mineral resources and reserves to be prepared in accordance with Canadian National Instrument 43-101 (NI 43-101). NI 43-101 requires all disclosure of estimates of potential mineral resources and reserves to be disclosed in accordance with its requirements. Such Canadian information is included herein to satisfy the Company's “public disclosure” obligations under Regulation FD of the SEC and to provide U.S. holders with ready access to information publicly available in Canada.

Reporting requirements in the United States for disclosure of mineral properties under Guide 7 and the requirements in Canada under NI 43-101 standards are substantially different. This document contains a summary of certain estimates of the Company, not only of proven and probable reserves within the meaning of Guide 7, but also of mineral resource and mineral reserve estimates estimated in accordance with the definitional standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Under Guide 7, the term "reserve" means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. The term "economically", as used in the definition of reserve, means that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions. The term "legally", as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Hecla must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Hecla's current mine plans. The terms “measured resources”, “indicated resources,” and “inferred resources” are Canadian mining terms as defined in accordance with NI 43-101. These terms are not defined under Guide 7 and are not normally permitted to be used in reports and registration statements filed with the SEC in the United States, except where required to be disclosed by foreign law. The term “resource” does not equate to the term “reserve”. Under Guide 7, the material described herein as “indicated resources” and “measured resources” would be characterized as “mineralized material” and is permitted to be disclosed in tonnage and grade only, not ounces. The category of “inferred resources” is not recognized by Guide 7. Investors are cautioned not to assume that any part or all the mineral deposits in such categories will ever be converted into proven or probable reserves. “Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of such a “resource” will ever be upgraded to a higher category or will ever be economically extracted. Investors are cautioned not to assume that all or any part of a “resource” exists or is economically or legally mineable. Investors are also especially cautioned that the mere fact that such resources may be referred to in ounces of silver and/or gold, rather than in tons of mineralization and grades of silver and/or gold estimated per ton, is not an indication that such material will ever result in mined ore which is processed into commercial silver or gold.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	6

Qualified Person (QP) Pursuant to Canadian National Instrument 43-101

Kurt D. Allen, MSc., CPG, Director - Exploration of Hecla Limited and Keith Blair, MSc., CPG, Chief Geologist of Hecla Limited, who serve as a Qualified Person under National Instrument 43-101("NI 43-101"), supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release, including with respect to the newly acquired Nevada projects. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of analytical or testing procedures for the Greens Creek Mine are contained in a technical report titled “Technical Report for the Greens Creek Mine” effective date December 31, 2018, and for the Lucky Friday Mine are contained in a technical report titled “Technical Report for the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, for Casa Berardi are contained in a technical report titled "Technical Report on the mineral resource and mineral reserve estimate for Casa Berardi Mine, Northwestern Quebec, Canada" effective date December 31, 2018 (the "Casa Berardi Technical Report"), and for the San Sebastian Mine, Mexico, are contained in a technical report prepared for Hecla titled “Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico” effective date September 8, 2015 . Also included in these four technical reports is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Fire Creek Mine are contained in a technical report prepared for Klondex Mines, dated March 31, 2018; the Hollister Mine dated May 31, 2017, amended August 9, 2017; and the Midas Mine dated August 31, 2014, amended April 2, 2015. Copies of these technical reports are available under Hecla's and Klondex's profiles on SEDAR at www.sedar.com. Mr. Allen and Mr. Blair reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to all the mines. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

For further information, please contact:

Mike Westerlund

Vice President - Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: http://www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	7

Table A: Reserves and Resources – 12/31/19(1)

Proven Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	(Tons)
Greens Creek (2)	7	14.8	0.08	2.6	5.4	-	106	1	180	390	-
Lucky Friday (2)	4,185	15.4	-	9.6	4.1	-	64,506	-	401,020	172,880	-
Casa Berardi Open Pit (3)	5,873	-	0.08	-	-	-	-	447	-	-	-
Casa Berardi Underground (3)	974	-	0.16	-	-	-	-	156	-	-	-
San Sebastian (2)	35	4.8	0.08	-	-	-	166	3	-	-	-
Fire Creek (2,4)	22	1.2	1.51	-	-	-	28	33	-	-	-
Total	11,096						64,805	640	401,200	173,270	-

Probable Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	(Tons)
Greens Creek (2)	10,713	12.2	0.09	2.8	7.3	-	130,791	932	305,010	778,020	-
Lucky Friday (2)	1,386	11.4	-	7.6	3.7	-	15,815	-	104,720	50,640	-
Casa Berardi Open Pit (3)	11,802	-	0.07	-	-	-	-	809	-	-	-
Casa Berardi Underground (3)	1,978	-	0.15	-	-	-	-	305	-	-	-
San Sebastian (2)	66	10.9	0.07	-	-	-	716	5	-	-	-
Fire Creek (2,4)	37	0.6	0.56	-	-	-	23	21	-	-	-
Total	25,983						147,346	2,072	409,730	828,660	-

Proven and Probable Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	(Tons)
Greens Creek (2)	10,721	12.2	0.09	2.8	7.3	-	130,897	932	305,190	778,410	-
Lucky Friday (2)	5,571	14.4	-	9.1	4.0	-	80,321	-	505,740	223,520	-
Casa Berardi Open Pit (3)	17,675	-	0.07	-	-	-	-	1,257	-	-	-
Casa Berardi Underground (3)	2,952	-	0.16	-	-	-	-	461	-	-	-
San Sebastian (2)	100	8.8	0.08	-	-	-	881	8	-	-	-
Fire Creek (2,4)	59	0.9	0.92	-	-	-	51	54	-	-	-
Total	37,078						212,151	2,712	810,930	1,001,930	-

(1) The term “reserve” means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. The term “economically,” as used in the definition of reserve, means that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions. The term “legally,” as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Hecla must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Hecla’s current mine plans.

(2) Mineral reserves are based on $1300 gold, $14.50 silver, $0.90 lead, $1.15 zinc, unless otherwise stated. The NSR cut-off grades are $190/ton for Greens Creek, $216.19 for the 30 Vein and $230.98 for the Intermediate Veins at Lucky Friday, and $127/ton ($140/tonne) for underground and $90.72/ton ($100/tonne) for open pit reserves at San Sebastian.

(3) Mineral reserves are based on $1300 gold and a US$/CAN$ exchange rate of 1:1.35 Reserve diluted to an average of 34.7% to minimum width of 9.8 feet (3 m). The average cut-off grades at Casa Berardi are 0.105 oz/ton gold (3.49 g/tonne) for underground mineral reserves and 0.025 oz/ton gold (0.85 g/tonne) for open pit mineral reserves.

(4) Fire Creek mineral reserves are based on a cut-off grade of 0.433 gold equivalent oz/ton and incremental cut-off grade of 0.135 gold equivalent oz/ton. Unplanned dilution of 10% to 17% included depending on mining method.

* Totals may not represent the sum of parts due to rounding

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	8

Measured Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	(Tons)
Greens Creek (5)	76	12.5	0.09	2.6	9.4	-	949	7	2,000	7,140	-
Lucky Friday (5,6)	8,060	7.5	-	4.8	2.6	-	60,788	-	385,040	210,730	-
Casa Berardi Open Pit (7)	193	-	0.02	-	-	-	-	4	-	-	-
Casa Berardi Underground (7)	1,841	-	0.15	-	-	-	-	273	-	-	-
San Sebastian (5,8)	-	-	-	-	-	-	-	-	-	-	-
Fire Creek (5,9)	47	0.7	0.92	-	-	-	34	43	-	-	-
Hollister (5,10)	103	3.6	0.57	-	-	-	376	59	-	-	-
Midas (5,11)	134	6.9	0.44	-	-	-	927	59	-	-	-
Heva (12)	5,480	-	0.06	-	-	-	-	304	-	-	-
Hosco (12)	33,070	-	0.04	-	-	-	-	1,296	-	-	-
Rio Grande Silver (13)	-	-	-	-	-	-	-	-	-	-	-
Star (14)	-	-	-	-	-	-	-	-	-	-	-
Total	49,004						63,073	2,044	387,040	217,870	-

Indicated Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	(Tons)
Greens Creek (5)	8,569	11.7	0.1	2.8	8.1	-	100,187	828	242,010	691,750	-
Lucky Friday (5,6)	2,720	8.0	-	5.1	2.4	-	21,641	-	138,620	65,930	-
Casa Berardi Open Pit (7)	3,341	-	0.05	-	-	-	-	155	-	-	-
Casa Berardi Underground (7)	4,463	-	0.14	-	-	-	-	631	-	-	-
San Sebastian (5,8)	2,846	6.3	0.05	2.2	3.3	1.4	17,952	155	30,300	45,660	19,900
Fire Creek (5,9)	211	0.7	0.66	-	-	-	142	140	-	-	-
Hollister (5,10)	182	2.2	0.58	-	-	-	410	105	-	-	-
Midas (5,11)	616	5.0	0.37	-	-	-	3,064	229	-	-	-
Heva (12)	5,570	-	0.07	-	-	-	-	369	-	-	-
Hosco (12)	31,620	-	0.04	-	-	-	-	1,151	-	-	-
Rio Grande Silver (13)	516	14.8	-	2.1	1.1	-	7,620	-	10,760	5,820	-
Star (14)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410	-
Total	61,779						154,315	3,762	491,590	892,570	19,900

Measured & Indicated Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	(Tons)
Greens Creek (5)	8,645	11.7	0.1	2.8	8.1	-	101,135	835	244,010	698,880	-
Lucky Friday (5,6)	10,780	7.6	-	4.9	2.6	-	82,428	-	523,670	276,660	-
Casa Berardi Open Pit (7)	3,534	-	0.04	-	-	-	-	158	-	-	-
Casa Berardi Underground (7)	6,304	-	0.14	-	-	-	-	904	-	-	-
San Sebastian (5,8)	2,846	6.3	0.05	2.2	3.3	1.4	17,952	155	30,300	45,660	19,900
Fire Creek (5,9)	257	0.7	0.71	-	-	-	176	182	-	-	-
Hollister (5,10)	285	2.8	0.58	-	-	-	786	164	-	-	-
Midas (5,11)	750	5.3	0.38	-	-	-	3,990	288	-	-	-
Heva (12)	11,050	-	0.06	-	-	-	-	672	-	-	-
Hosco (12)	64,690	-	0.04	-	-	-	-	2,447	-	-	-
Rio Grande Silver (13)	516	14.8	-	2.1	1.1	-	7,620	-	10,760	5,820	-
Star (14)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410	-
Total	110,782						217,388	5,805	878,640	1,110,430	19,900

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	9

Inferred Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	(Tons)
Greens Creek (5)	1,848	13.7	0.09	3.1	7.4	-	25,393	159	56,670	135,880	-
Lucky Friday (5,6)	3,050	8.6	-	6.2	2.7	-	26,155	-	190,500	82,250	-
Casa Berardi Open Pit (7)	11,724	-	0.04	-	-	-	-	498	-	-	-
Casa Berardi Underground (7)	2,485	-	0.19	-	-	-	-	471	-	-	-
San Sebastian (5,15)	3,518	6.3	0.04	1.7	2.4	0.9	22,189	147	13,250	19,200	7,440
Fire Creek (5,9)	543	0.5	0.51	-	-	-	295	278	-	-	-
Fire Creek - Open Pit (16)	74,584	0.1	0.03	-	-	-	5,232	2,178	-	-	-
Hollister (5,10,17)	466	2.7	0.4	-	-	-	1,247	185	-	-	-
Midas (5,11)	552	2.7	0.33	-	-	-	1,489	183	-	-	-
Heva (12)	4,210	-	0.08	-	-	-	-	350	-	-	-
Hosco (12)	7,650	-	0.04	-	-	-	-	314	-	-	-
Rio Grande Silver (18)	3,078	10.7	0.01	1.3	1.1	-	33,097	36	40,990	34,980	-
Star (14)	3,157	2.9	-	5.6	5.5	-	9,432	-	178,670	174,450	-
Monte Cristo (19)	913	0.3	0.14	-	-	-	271	131	-	-	-
Rock Creek (20)	100,086	1.5	-	-	-	0.7	148,736	-	-	-	658,680
Montanore (21)	112,185	1.6	-	-	-	0.7	183,346	-	-	-	759,420
Total	330,050						456,881	4,929	480,080	446,760	1,425,540

Note: All estimates are in-situ except for the proven reserves at Greens Creek and San Sebastian which are in surface stockpiles. Resources are exclusive of reserves.

(5)      Mineral resources are based on $1500 gold, $21 silver, $1.15 lead, $1.35 zinc and $3.00 copper, unless otherwise stated. Cut-off grades are as above unless otherwise stated.

(6)      Measured and indicated resources from Gold Hunter and Lucky Friday vein systems are diluted and factored for expected mining recovery using NSR cut-off grades of $170.18 for the 30 Vein, $184.97 for the Intermediate Veins and $207.15 for the Lucky Friday Vein.

(7)      Measured, indicated and inferred resources are based on $1,500 gold and a US$/CAN$ exchange rate of 1:1.35 Underground resources are reported at a minimum mining width of 6.6 to 9.8 feet (2 m to 3 m). The average cut-off grades at Casa Berardi are 0.105 oz/ton gold (3.49 g/tonne) for underground mineral resources and 0.025 oz/ton gold (0.85 g/tonne) for open pit mineral resources.

(8)      Indicated resources reported at a minimum mining width of 5.9 feet (1.8 m) for Hugh Zone, Middle Vein, North Vein, and East Francine Vein and 4.9 feet (1.5 m) for Andrea Vein using a cut-off grade of $90.72/ton ($100/tonne). San Sebastian lead, zinc and copper grades are for 1,376,500 tons of indicated resource within the Middle Vein and the Hugh Zone of the Francine Vein.

(9)      Fire Creek mineral resources are reported at a gold equivalent cut-off grade of 0.306 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(10) Hollister mineral resources are reported at a gold equivalent cut-off grade of 0.294 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(11) Midas mineral resources are reported at a gold equivalent cut-off grade of 0.223 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(12) Measured, indicated and inferred resources were estimated in by Goldminds Geoservices Inc. with effective date 12-July-2013, and are based on $1,300 gold and a US$/CAN$ exchange rate of 1:1. The resources are in-situ without dilution and material loss at a cut-off grade of 0.011 oz/ton gold (0.37 g/tonne) for open pit and 0.06 oz/ton gold (2.0 g/tonne) for underground.

       NI43-101 Technical Report, Mineral Resource Update, Heva-Hosco Gold Projects, Rouyn-Noranda, Quebec, Hecla Quebec, December 2013

     Prepared by: Claude Duplessis, Eng. Project Manager - GoldMinds Geoservices Inc.; Maxime Dupéré, P.Geo - SGS Canada Inc. (Geostat)

(13) Indicated resources reported at a minimum mining width of 6.0 feet for Bulldog; resources based on $26.5 Ag, $0.85 Pb, and $0.85 Zn and a cut-off grade of 6.0 silver equivalent oz/ton.

(14) Indicated and Inferred resources reported using $21 silver, $0.95 lead, $1.10 lead minimum mining width of 4.3 feet and a cut-off grade of $100/ton.

(15) Inferred resources reported at a minimum mining width of 5.9 feet (1.8 m) for Hugh Zone, Middle Vein, North Vein, and East Francine Vein and 4.9 feet (1.5 m) for Andrea Vein using a cut-off grade of $90.72/ton ($100/tonne).

    San Sebastian lead, zinc and copper grades are for 792,900 tons of inferred resource within the Middle Vein and the Hugh Zone of the Francine Vein.

(16) Inferred open-pit resources for Fire Creek calculated November 30, 2017 using gold and silver recoveries of 65% and 30% for oxide material and 60% and 25% for mixed oxide-sulfide material. Indicated Resources reclassified as Inferred for 2019.

     Open pit resources are calculated at $1400 gold and $19.83 silver and cut-off grade of 0.01 Au Equivalent oz/ton and is inclusive of 10% mining dilution and 5% ore loss. Open pit mineral resources exclusive of underground mineral resources.

       NI43-101 Technical Report for the Fire Creek Project, Lander County, Nevada; Effective Date March 31, 2018; prepared by Practical Mining LLC, Mark Odell, P.E. for Hecla Mining Company, June28, 2018

(17) Inferred resources for the Hatter Project at the Hollister Mine calculated using recoveries for gold and silver of 82.7% and 71.8% and an Au equivalent cut-off grade of 0.294 oz/ton

(18) Inferred resources reported at a minimum mining width of 6.0 feet for Bulldog and a cut-off grade of 6.0 equivalent oz/ton silver and 5.0 feet for Equity and North Amethyst vein at a cut-off grade of $50/ton and $100/ton; based on $1400 Au, $26.5 Ag, $0.85 Pb, and $0.85 Zn.

(19) Inferred resource reported at a minimum mining width of 5.0 feet; resources based on $1400 Au, $26.5 Ag using a 0.06 oz/ton gold cut-off grade.

(20) Inferred resource at Rock Creek reported at a minimum thickness of 15 feet and a cut-off grade of $24.50/ton NSR and adjusted given mining restrictions as defined by U.S. Forest Service, Kootenai National Forest in the June 2003 'Record of Decision, Rock Creek Project'.

(21) Inferred resource at Montanore reported at a minimum thickness of 15 feet and a cut-off grade of $24.50/ton NSR and adjusted given mining restrictions defined by U.S. Forest Service, Kootenai National Forest, Montana DEQ in December 2015 'Joint Final EIS, Montanore Project' and the February 2016 U.S Forest Service - Kootenai National Forest 'Record of Decision, Montanore Project'.

* Totals may not represent the sum of parts due to rounding

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	10

Table B – Assay Results – Q4 2019

Greens Creek (Alaska)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Mine Portal (feet)
East Ore Definition	GC5326	63/-12	383.8	385.2	1.2	141.46	0.39	17.41	4.70	560
	GC5327	63/0	400.0	402.5	2.4	24.06	0.21	14.68	4.60	633
	GC5330	63/10	429.5	435.0	5.1	7.09	0.17	20.94	6.58	701
	GC5332	63/-63	304.5	307.5	2.9	13.22	0.15	9.16	1.61	365
	GC5341	63/-33	340.0	342.0	1.9	228.38	0.35	2.10	0.22	453
	GC5345	63/-18	372.0	375.5	3.5	36.02	0.19	9.74	3.26	531
	GC5346	63/-3	394.5	399.0	4.3	56.61	0.13	4.53	1.46	621
	GC5348	68/8	417.0	424.0	6.4	10.39	0.58	13.22	4.56	686
	GC5355	63/-52	330.2	332.8	2.6	8.95	0.08	17.58	3.64	375
	GC5356	63/-71	310.5	313.4	2.9	15.61	0.11	8.85	3.51	343
	GC5359	81/-60	311.3	314.1	2.8	42.16	0.19	6.03	0.92	356
	GC5362	63/-49	322.5	324.0	1.5	16.85	0.10	17.15	3.57	387
200 South Definition	GC5328	149/-73	544.5	551.5	6.1	9.09	0.03	6.56	2.00	-1204
	GC5331	95/-49	443.0	445.0	2.0	18.03	0.36	8.86	4.31	-1013
	GC5335	111/-64	506.0	507.0	1.0	13.03	0.24	11.98	5.20	-1137
	GC5335	111/-64	560.0	561.0	1.0	26.66	0.25	24.90	14.00	-1187
	GC5340	172/-78	536.0	558.5	22.4	16.84	0.24	12.73	6.13	-1210
	GC5344	152/-78	525.5	547.5	20.8	17.60	0.10	1.99	1.00	-1200
	GC5354	21/-84	435.5	439.7	4.2	10.13	0.12	1.10	0.51	-1106
200 South Exploration	GC5289	176/-35	122.0	124.0	1.6	11.07	0.04	11.51	6.30	-1369
	GC5329	205/-31	195.0	199.5	3.9	12.55	0.06	6.22	2.77	-1395
	GC5337	203/-21	145.5	147.0	1.2	10.64	0.01	8.69	4.30	-1343
	GC5337	203/-21	157.3	159.2	1.6	8.53	0.03	5.87	3.21	-1347
	GC5337	203/-21	165.0	169.0	3.8	10.55	0.03	4.40	2.39	-1350
	GC5337	203/-21	221.0	224.0	2.4	11.89	0.01	9.03	3.57	-1370
	GC5337	203/-21	250.0	268.5	15.3	11.48	0.06	6.58	3.60	-1381
	GC5343	191/-27	141.0	148.0	4.7	6.46	0.03	10.11	5.02	-1357
	GC5343	191/-27	205.0	209.0	3.2	11.33	0.02	7.84	3.59	-1386
	GC5343	191/-27	239.0	244.0	2.0	16.76	0.01	3.98	3.88	-1402
	GC5351	177/-31	119.0	120.5	1.4	8.02	0.03	13.79	11.60	-1354
	GC5351	177/-31	133.5	135.5	1.6	8.73	0.03	7.41	3.73	-1361
	GC5351	177/-31	202.5	222.0	12.0	50.46	0.05	1.52	0.74	-1400
	GC5360	177/-50	96.0	99.5	3.0	15.37	0.06	8.62	5.60	-1369
	GC5360	177/-50	965.0	969.0	4.0	4.53	0.05	7.69	3.59	-2078

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	11

Casa Berardi (Quebec)

Zone	Drill Hole Number	Drill Hole Section	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Gold (oz/ton)	Depth From Mine Surface (feet)
West Mine 113-118 Area	CBP-0825	11573	322/-24	703.6	734.4	26.2	0.11	-3499
Upper Principal 119 Area	CBP-0794	11775	216/31	440.8	483.1	29.5	0.25	-1492
119	Including		216/31	474.6	483.1	5.9	0.42	-1483
119	CBP-0860	11955	4/-55	813.4	870.2	37.1	0.12	-3857
119	CBP-0863	11955	4/-40	716.7	736.0	14.4	0.16	-3675
Lower Principal 124-128 Area	CBP-0852	12810	175/-47	296.5	327.7	23.6	0.12	-1146
124	Including		175/-47	302.1	321.4	14.4	0.17	-1145
East Mine 148 Area	CBE-0187	14820	357/-27	1034.8	1049.6	13.1	0.18	-2062
148	CBE-0194	14820	355/-39	1143.4	1157.8	11.8	0.48	-2258
148	CBE-0195	14832	1/-25	1025.0	1035.5	9.5	0.22	-2022
148	CBE-0196	14790	352/-37	1036.5	1087.3	43.6	0.18	-2153
148	Including		352/-37	1036.5	1053.5	14.6	0.15	-2144
148	Including		352/-37	1072.6	1087.3	12.7	0.38	-2162
148	CBE-0197	14835	4/-28	1048.0	1067.6	17.1	0.32	-2073
148	Including		4/-28	1052.9	1057.8	4.3	0.53	-2071
148	Including		4/-28	1062.7	1067.6	4.3	0.47	-2076
148	CBE-0198	14760	346/-44	1178.2	1197.9	14.8	0.89	-2335
148	Including		346/-44	1189.0	1191.3	1.6	4.29	-2336
148	CBE-0199	14790	393/-44	1131.6	1162.8	21.6	0.33	-2286
148	Including		393/-44	1136.5	1141.4	3.3	0.86	-2281
148	CBE-0201	14835	358/-38	1102.7	1117.5	12.5	0.55	-2161
148	Including		358/-38	1106.0	1110.9	3.9	0.93	-2161
148	CBE-0210	14760	346/-49	1267.1	1306.4	29.8	0.47	-2474
148	Including		346/-49	1285.4	1289.0	2.6	1.88	-2474
148	Including		346/-49	1298.9	1303.8	3.6	1.22	-2483
148	CBE-0211	14875	352/-49	1221.8	1294.0	49.7	0.15	-2448
148	Including		352/-49	1284.1	1294.0	6.6	0.38	-2468
East Mine 160 Area	CBF-160-085	15990	352/-72	528.7	565.8	25.3	0.08	-533
160	Including		352/-72	528.7	538.7	7.2	0.22	-520
160	CBF-160-085	15990	352/-72	669.1	685.5	8.2	0.20	-653
160	CBF-160-092	16020	360/-75	678.6	793.8	113.2	0.11	-700
160	Including		360/-75	700.3	706.8	6.2	0.43	-671
160	CBF-160-094	16005	360/-55	328.0	351.0	22.0	0.11	-288
160	Including		360/-55	328.0	337.8	8.9	0.20	-283
160	CBF-160-094	16005	360/-55	654.4	660.9	6.6	0.17	-535
160	CBF-160-094	16005	360/-55	736.4	811.8	75.4	0.06	-623
160	Including		360/-55	774.1	795.4	21.3	0.12	-631
160	CBF-160-096	16020	360/-80	715.0	785.6	57.7	0.06	-747
160	Including		360/-80	773.1	785.6	9.8	0.19	-774
160	CBF-160-097	15945	360/-61	128.9	218.9	68.6	0.13	-166
160	Including		360/-61	144.3	196.8	40.7	0.18	-163
160	CBF-160-097	15945	360/-61	226.3	345.1	64.6	0.08	-264
160	Including		360/-61	337.0	345.1	5.9	0.42	-312
160	CBF-160-097	15945	360/-61	742.9	764.2	19.0	0.14	-656
160	CBF-160-098	15945	360/-73	469.0	678.5	193.5	0.09	-562
160	Including		360/-73	483.5	497.9	6.6	0.28	-484
160	Including		360/-63	192.2	206.6	8.5	0.22	-192
160	CBF-160-099	15900	360/-63	373.9	500.9	57.7	0.15	-404
160	Including		360/-63	434.6	463.1	13.1	0.35	-414
160	CBF-160-099	15900	360/-63	670.8	695.4	13.1	0.10	-620
160	CBF-160-099	15900	360/-63	783.9	815.4	27.2	0.09	-720
160	Including		360/-63	798.7	808.2	8.2	0.18	-723
160	CBF-160-100	15885	360/-68	674.0	841.3	160.7	0.05	-707
160	Including		360/-68	699.0	738.0	33.5	0.10	-672
160	CBF-160-101	15885	360/-77	175.5	185.3	4.3	0.15	-188
160	CBF-160-101	15885	360/-77	567.4	639.6	29.5	0.12	-594
160	CBF-160-101	15885	360/-77	659.3	780.6	54.1	0.15	-698

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San Sebastian (Mexico)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Depth From Surface (feet)
EL TORO VEIN	SS-1875	75/-60	255.2	279.1	22.0	11.3	0.10	-213.8
EL TORO VEIN	SS-1882	75/-60	256.2	269.4	10.1	8.8	0.07	-212.3
EL TORO VEIN	SS-1883	75/-60	351.6	372.6	16.1	10.7	0.14	-298.7
EL TORO VEIN	SS-1892	75/-60	240.7	258.7	13.7	16.2	0.13	-202.1
EL TORO VEIN	SS-1896	75/-60	451.5	501.8	35.6	4.6	0.04	-400.9
EL TORO VEIN	Including		463.6	479.8	12.1	12.5	0.10	-396.6
EL TORO VEIN	SS-1899	75/-60	288.9	312.1	19.0	10.7	0.08	-246.4
EL TORO VEIN	Including		298.9	312.1	10.6	18.5	0.14	-250.7
EL TORO VEIN	SS-1903	75/-60	381.8	412.0	23.5	5.5	0.06	-331.4
EL TORO VEIN	Including		398.1	407.0	6.7	17.8	0.20	-336.3
EL TORO VEIN	SS-1907	75/-60	485.3	536.3	34.7	3.9	0.03	-429.8
EL TORO VEIN	Including		495.9	508.5	9.2	15.1	0.12	-422.3
EL TORO VEIN	SS-1908	75/-60	461.8	480.9	14.4	6.9	0.04	-396.9
EL TORO VEIN	Including		468.8	477.2	6.4	15.2	0.09	-398.4
EL TORO VEIN	SS-1910	75/-60	471.1	489.0	12.9	5.8	0.06	-405.1
EL TORO VEIN	Including		471.1	483.6	9.1	8.3	0.09	-402.7
EL TORO VEIN	SS-1914	75/-60	363.1	389.1	20.8	7.7	0.07	-312.9
EL TORO VEIN	Including		367.2	385.7	14.8	10.6	0.10	-313.3
EL TORO VEIN	SS-1925	75/-60	400.1	422.0	14.4	12.1	0.10	-349.0
EL TORO VEIN	SS-1932	75/-60	329.0	335.3	5.3	15.6	0.31	-262.6
EL TORO VEIN	SS-1936	75/-60	248.5	257.0	5.7	15.9	0.15	-213.4
EL TORO VEIN	SS-1940	75/-45	306.4	314.6	8.0	10.9	0.15	-194.7
EL TORO VEIN	SS-1962	75/-60	314.0	336.2	13.6	8.1	0.07	-294.5
EL TORO VEIN	SS-1963	75/-45	73.8	85.7	11.1	6.9	0.08	-53.8
EL TORO VEIN	Including		75.9	84.8	8.2	8.7	0.10	-54.3
EL TORO HW VEIN	SS-1902	75/-60	432.3	444.2	8.0	13.5	0.04	-372.9

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